As filed with the Securities and Exchange Commission on September 20, 2012

File No. 001-35596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MCGRAW-HILL EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4673539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-904-2588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock - $0.01 par value	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Separation and Distribution,” “Description of Capital Stock,” “Business,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Where You Can Find More Information” of the Information Statement and is hereby incorporated by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the sections “Risk Factors” and “Forward-Looking Statements” of the Information Statement and is hereby incorporated by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Description of Capital Stock,” “Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement and is hereby incorporated by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business” of the Information Statement and is hereby incorporated by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement and is hereby incorporated by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement and is hereby incorporated by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis” and “Executive Compensation” of the Information Statement and is hereby incorporated by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement and is hereby incorporated by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Legal Proceedings” of the Information Statement and is hereby incorporated by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Recent Sales of Unregistered Securities” of the Information Statement and is hereby incorporated by reference.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Dividend Policy” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers” of the Information Statement and is hereby incorporated by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Combined Financial and Operating Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of the Information Statement and is hereby incorporated by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement. Information relating to schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is included in the notes to the combined financial statements contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement and is hereby incorporated by reference.

(b) Financial Schedule

We are filing Schedule II-Valuation and Qualifying Accounts as a schedule to this Information Statement. All other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the combined financial statements or the notes thereto.

(c) Exhibits

We are filing the following documents as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement between The McGraw-Hill Companies, Inc. and McGraw-Hill Education, Inc.*

3.1	Form of McGraw-Hill Education, Inc. Amended and Restated Certificate of Incorporation*

3.2	Form of McGraw-Hill Education, Inc. Bylaws*

10.1	Form of Transition Services Agreement between The McGraw-Hill Companies, Inc. and McGraw-Hill Education, Inc.*

10.2	Form of Tax Matters Agreement between The McGraw-Hill Companies, Inc. and McGraw-Hill Education, Inc.*

10.3	Form of Employee Matters Agreement between The McGraw-Hill Companies, Inc. and McGraw-Hill Education, Inc.*

10.4	Form of Trademark License Agreement between McGraw-Hill Trademark Holdings, L.L.C. and McGraw-Hill Education, Inc.*

10.5	Employment Agreement between McGraw-Hill Education, Inc. and Lloyd G. Waterhouse

10.6	Retention Agreement between McGraw-Hill Education, Inc. and Patrick Milano

10.7	Retention Agreement between McGraw-Hill Education, Inc. and David B. Stafford

10.8	Restricted Stock Unit Award Agreement between McGraw-Hill Education, Inc. and Lloyd G. Waterhouse

99.1	Information Statement of McGraw-Hill Education, Inc., preliminary and subject to completion, dated September 20, 2012

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRAW-HILL EDUCATION, INC.

/s/ Lloyd G. Waterhouse
By: Lloyd G. Waterhouse
Title: President and Chief Executive Officer

Dated: September 20, 2012